UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2008

CENTURY PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-126490	47-0950123
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9595 Six Pines Drive, Building 8, Level 2, Suite 8210, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 832.631.6061

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 6, 2008, we closed a private placement consisting of 2,000,000 units at a purchase price of $0.15 per unit, for gross proceeds of $300,000. Each unit consists of one common share and one and one-half (1½) share purchase warrants. Each whole warrant is exercisable into one share of common stock for a period of twelve months at an exercise price of $0.20 per warrant share.

We issued 2,000,000 shares and 3,000,000 share purchase warrants to one (1) US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PETROLEUM CORP.

By:	/s/ Johannes T. Peterson
Johannes T. Peterson
Secretary and Director
Dated: November 13, 2008